EXHIBIT 99.1

LETTER OF TRANSMITTAL

GENERAL NUTRITION CORPORATION

Offer to Exchange Any and All Outstanding

12% Series A Exchangeable Preferred Stock
for
12% Series A Exchangeable Preferred Stock
That Has Been Registered Under
the Securities Act of 1933, as Amended,
Pursuant to the Prospectus, dated                             , 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                       , 2004, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Delivery To:

U.S. Bank National Association, Exchange Agent

By Hand, Overnight Delivery or by Mail:

60 Livingston Avenue

St. Paul, Minnesota 55107
Attention: Specialized Finance

By Facsimile Transmission:

651-495-8158

Confirm by Telephone:

800-934-6802

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      The undersigned acknowledges that he or she has received the Prospectus, dated                     , 2004 (the “Prospectus”), of GNC Corporation, a Delaware corporation (the “Company”), and this Letter of Transmittal (the “Letter”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange the Company’s 12% Series A Exchangeable Preferred Stock (the “New Preferred Stock”) that has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 12% Series A Exchangeable Preferred Stock (the “Old Preferred Stock”) from the registered holders thereof (the “Holders”).

      For each share of Old Preferred Stock accepted for exchange, the holder of such share of Old Preferred Stock will receive a share of New Preferred Stock having a liquidation preference equal to that of the surrendered share of Old Preferred Stock and having accumulated dividends equal to the accumulated dividends on the surrendered share of Old Preferred Stock. Dividends on the New Preferred Stock will be cumulative, whether or not declared, on a daily basis from the date the Exchange Offer is consummated and will be payable quarterly in arrears on December 1, March 1, June 1 and September 1 of each year, commencing on December 1, 2004.

      This Letter is to be completed by a holder of shares of Old Preferred Stock either if certificates for such shares of Old Preferred Stock are to be forwarded herewith or if a tender of certificates for such shares of Old Preferred Stock, if available, is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust

Company (the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in the Prospectus under “The Exchange Offer — Book-Entry Transfers” and an Agent’s Message is not delivered. Tenders by book-entry transfer may also be made by delivering an Agent’s Message in lieu of this Letter. The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation (as defined below), which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by this Letter and that the Company may enforce this Letter against such participant. Holders of shares of Old Preferred Stock whose certificates are not immediately available, or who are unable to deliver their certificates or confirmation of the book-entry tender of their shares of Old Preferred Stock into the Exchange Agent’s account at the Book-Entry Transfer Facility (a “Book-Entry Confirmation”) and all other documents required by this Letter to the Exchange Agent on or prior to the Expiration Date, must tender their shares of Old Preferred Stock according to the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.” See Instruction 1.

      DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

      List below the shares of Old Preferred Stock to which this Letter relates. If the space provided below is inadequate, the certificate numbers and the number of shares of Old Preferred Stock should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF OLD PREFERRED STOCK	1	2	3

Aggregate
Number of
Shares of
		Old	Number of
Name(s) and Address(es) of Registered Holder(s)	Certificate	Preferred	Shares
(Please fill in, if blank)	Number(s)*	Stock	Tendered**

Total

* Need not be completed if shares of Old Preferred Stock are being tendered by book-entry transfer.
** Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL shares of Old Preferred Stock represented by the shares of Old Preferred Stock indicated in column 2. See Instruction 2.

☐	CHECK HERE IF TENDERED SHARES OF OLD PREFERRED STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

      By crediting the shares of Old Preferred Stock to the Exchange Agent’s account at the Book-Entry Transfer Facility’s Automated Tender Offer Program (“ATOP”) and by complying with applicable ATOP procedures with respect to the Exchange Offer, including transmitting to the Exchange Agent a computer-generated Agent’s Message in which the holder of the shares of Old Preferred Stock acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter, the participant in the Book-Entry Transfer Facility confirms on behalf of itself and the beneficial owners of such shares of Old Preferred Stock all provisions of this Letter (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter to the Exchange Agent.

☐	CHECK HERE IF TENDERED SHARES OF OLD PREFERRED STOCK ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution Which Guaranteed Delivery

If Delivered by Book-Entry Transfer, Complete the Following:

Account Number

Transaction Code Number

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

      If the undersigned is not a broker-dealer, the undersigned represents that it acquired the New Preferred Stock in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of the New Preferred Stock and it has no arrangements or understandings with any person to participate in a distribution of the New Preferred Stock. If the undersigned is a broker-dealer that will receive the New Preferred Stock for its own account in exchange for the Old Preferred Stock, it represents that the Old Preferred Stock to be exchanged for the New Preferred Stock were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Preferred Stock; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

      Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate number of shares of Old Preferred Stock indicated above. Subject to, and effective upon, the acceptance for exchange of the shares of Old Preferred Stock tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such shares of Old Preferred Stock as are being tendered hereby.

      The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered shares of Old Preferred Stock, with full power of substitution, among other things, to cause the shares of Old Preferred Stock to be assigned, transferred and exchanged. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares of Old Preferred Stock, and to acquire the shares New Preferred Stock issuable upon the exchange of such tendered shares of Old Preferred Stock, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned hereby further represents that: (i) any shares of New Preferred Stock received by the undersigned will be received in the ordinary course of business, (ii) the undersigned will have no arrangement or understanding with any person to participate in the distribution of the shares of Old Preferred Stock or New Preferred Stock within the meaning of the Securities Act, (iii) the undersigned is not an “affiliate” (as such term is defined in Rule 501(b) of Regulation D of the Securities Act) of the Company and of the guarantors, or if the undersigned is an affiliate, then the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, then it is not engaged in, and does not intend to engage in, the distribution of the shares of New Preferred Stock, and (v) if the undersigned is a broker-dealer, then it will receive shares of New Preferred Stock for its own account in exchange for shares Old Preferred Stock that was acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such shares New Preferred Stock.

      The undersigned acknowledges that this Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties, that the shares of New Preferred Stock issued pursuant to the Exchange Offer in exchange for the shares of Old Preferred Stock may be offered for resale, resold and otherwise transferred by Holders thereof (other than any such Holder that is an “affiliate” of the Company within the meaning of Rule 501(b) of Regulation D of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such shares of New Preferred Stock are acquired in the ordinary course of such Holders’ business and such Holders have no arrangement with any person to participate in the distribution of such shares of New Preferred Stock. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in other circumstances. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of the shares of New Preferred Stock and has no arrangement or understanding to participate in a distribution of the shares of New Preferred Stock. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the shares of New Preferred Stock to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive shares of New Preferred Stock for its own account in exchange for shares of Old Preferred Stock, it represents that the shares of Old Preferred Stock to be exchanged for the shares of New Preferred Stock were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such shares of New Preferred Stock; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares of Old Preferred Stock tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the Prospectus under “The Exchange Offer — Withdrawal Rights.”

      Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please deliver the shares of New Preferred Stock (and, if applicable, substitute certificates representing shares of Old Preferred Stock for any shares of Old Preferred Stock not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of shares of Old Preferred Stock, please credit the account indicated above maintained at the Book-Entry Transfer Facility. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please send the shares of New Preferred Stock (and, if applicable, substitute certificates representing shares of Old Preferred Stock for any shares of Old Preferred Stock not exchanged) to the undersigned at the address shown above in the box entitled “Description of Old Preferred Stock.”

      THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF OLD PREFERRED STOCK” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE SHARES OF OLD PREFERRED STOCK AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

   To be completed ONLY if certificates for shares of Old Preferred Stock not exchanged and/or New Preferred Stock are to be issued in the name of and sent to someone other than the person or persons whose signature(s) appear(s) on this Letter above, or if Old Preferred Stock delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue New Preferred Stock and/or Old Preferred Stock to:

Name(s)

(Please Type or Print)

(Please Type or Print)

Address

(Zip Code)

(Complete Substitute Form W-9)

☐	Credit unexchanged shares of Old Preferred Stock delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility
Account Number, if applicable)

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

   To be completed ONLY if certificates for shares of Old Preferred Stock not exchanged and/or New Preferred Stock are to be sent to someone other than the person or persons whose signature(s) appear(s) on this Letter above or to such person or persons at an address other than shown in the box entitled “Description of Old Preferred Stock” on this Letter above.

Mail New Preferred Stock and/or Old Preferred Stock to:

Name(s)

(Please Type or Print)

(Please Type or Print)

Address

(Zip Code)

     IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF OR AN AGENT’S MESSAGE IN LIEU THEREOF (TOGETHER WITH THE CERTIFICATES FOR OLD PREFERRED STOCK OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)
(Complete Accompanying Substitute Form W-9 Below)

X		, 2004

X		, 2004
(Signature(s) of Owner)	(Date)

Area Code and Telephone Number

      If a holder is tendering any shares of Old Preferred Stock, this Letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the shares of Old Preferred Stock or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s):

(Please Type or Print)

Capacity:

Address:

(Including Zip Code)

Tax Identification No.:

SIGNATURE GUARANTEE

(If required by Instruction 3)
Signature(s) Guaranteed by
an Eligible Institution:

(Authorized Signature)

(Title)

(Name and Firm)

Dated:	, 2004

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer for
Any and All Outstanding 12% Series A Exchangeable Preferred Stock of GNC Corporation
in Exchange for the
12% Series A Exchangeable Preferred Stock of GNC Corporation
That Has Been Registered Under the
Securities Act of 1933, as Amended

1.	Delivery of this Letter and Preferred Stock; Guaranteed Delivery Procedures.

      This Letter is to be completed by holders of Old Preferred Stock either if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the Prospectus under “The Exchange Offer — Book-Entry Transfers” and an Agent’s Message is not delivered. Tenders by book-entry transfer may also be made by delivering an Agent’s Message in lieu of this Letter. The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against such participant. Certificates for all physically tendered shares of Old Preferred Stock, or Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed Letter (or manually signed facsimile hereof or Agent’s Message in lieu thereof) and any other documents required by this Letter, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below.

      Holders whose certificates for shares of Old Preferred Stock are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their shares of Old Preferred Stock pursuant to the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.” Pursuant to such procedures, (i) such tender must be made through an Eligible Institution, (ii) prior to 5:00 P.M., New York City time, on the Expiration Date, the (as defined below) Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of the shares of Old Preferred Stock and the aggregate number of shares of Old Preferred Stock tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered shares of Old Preferred Stock, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered shares of Old Preferred Stock, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and all other documents required by this Letter, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

      The method of delivery of this Letter, Old Preferred Stock and all other required documents is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If Old Preferred Stock are sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date.

      See “The Exchange Offer” section of the Prospectus.

2.	Partial Tenders (not applicable to holders who tender by book-entry transfer).

      If less than all of the shares of Old Preferred Stock evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate number of shares of Old Preferred Stock to be tendered in the box above entitled “Description of Old Preferred Stock — Number of Shares Tendered.” A reissued certificate representing the balance of nontendered shares of Old Preferred Stock will be sent to such tendering holder, unless otherwise provided in the appropriate box on this Letter, promptly after the Expiration Date. All of the shares of Old Preferred Stock delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

3.	Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures.

      If this Letter is signed by the registered holder of the shares of Old Preferred Stock tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

      If any tendered shares of Old Preferred Stock are owned of record by two or more joint owners, all of such owners must sign this Letter.

      If any tendered shares of Old Preferred Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations of certificates.

      When this Letter is signed by the registered holder or holders of the shares of Old Preferred Stock specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the shares of New Preferred Stock are to be issued, or any untendered shares of Old Preferred Stock are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) must be guaranteed by an Eligible Institution.

      If this Letter is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s) and signatures on such certificate(s) must be guaranteed by an Eligible Institution.

      If this Letter or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

      Endorsements on certificates for shares of Old Preferred Stock or signatures on bond powers required by this Instruction 3 must be guaranteed by a firm that is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each an “Eligible Institution”).

      Signatures on this Letter need not be guaranteed by an Eligible Institution, provided the shares of Old Preferred Stock are tendered: (i) by a registered holder of the shares of Old Preferred Stock (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such shares of Old Preferred Stock) who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter, or (ii) for the account of an Eligible Institution.

4.	Special Issuance and Delivery Instructions.

      Tendering holders of shares of Old Preferred Stock should indicate in the applicable box the name and address to which shares of New Preferred Stock issued pursuant to the Exchange Offer and or substitute certificates evidencing shares of Old Preferred Stock not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. Holders tendering shares of Old Preferred Stock by book-entry transfer may request that shares of Old Preferred Stock not exchanged be credited to such account maintained at the Book-Entry

Transfer Facility as such holder may designate hereon. If no such instructions are given, such shares of Old Preferred Stock not exchanged will be returned to the name and address of the person signing this Letter.

5.	Taxpayer Identification Number and Certification of Foreign Status.

      Federal income tax law generally requires that a tendering holder whose shares of Old Preferred Stock are accepted for exchange must provide the Company (as payor) with such holder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below, which in the case of a tendering holder who is an individual, is his or her social security number. If the Company is not provided with the current TIN or an adequate basis for an exemption from backup withholding, such tendering holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”). In addition, the Exchange Agent may be required to withhold at the then applicable backup withholding rate on the amount of any reportable payments made after the exchange to such tendering holder of shares of New Preferred Stock. If withholding results in an overpayment of taxes, a refund may be obtained.

      Exempt holders of Old Preferred Stock (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for additional instructions.

      To prevent backup withholding, each tendering holder of Old Preferred Stock must provide its correct TIN by completing the Substitute Form W-9 set forth below, certifying, under penalties of perjury, that the TIN provided is correct (or that such holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, or (ii) the holder has not been notified by the IRS that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified the holder that such holder is no longer subject to backup withholding.

      If such holder does not have a TIN, such holder should consult the W-9 Guidelines for instructions on applying for a TIN, check the box in Part 2 of the Substitute Form W-9 and write “applied for” in lieu of its TIN. Note: Checking this box and writing “applied for” on the form means that such holder has already applied for a TIN or that such holder intends to apply for one in the near future. If the box in Part 2 of the Substitute Form W-9 is checked, the Exchange Agent will withhold at the then applicable backup withholding rate on reportable payments made to a holder during the sixty (60) day period following the date of the Substitute Form W-9. If the holder furnishes the Exchange Agent with his or her TIN within sixty (60) days of the Substitute Form W-9, the Exchange Agent will remit such amounts withheld during such sixty (60) day period to such holder and no further amounts will be withheld from payments made to the holder thereafter. If, however, such holder does not provide its TIN to the Exchange Agent within such sixty (60) day period, the Exchange Agent will remit such previously withheld amounts to the IRS as backup withholding and will withhold at the then applicable backup withholding rate on all reportable payments to the holder thereafter until such holder furnishes its TIN to the Exchange Agent.

      If the tendering holder of Old Preferred Stock is a nonresident alien or foreign entity not subject to backup withholding, such holder must give the Exchange Agent a completed Form W-8BEN, Certificate of Foreign Status. These forms may be obtained from the Exchange Agent. If the shares of Old Preferred Stock are in more than one name or are not in the name of the actual owner, such holder should consult the W-9 Guidelines for information on which TIN to report.

6.	Transfer Taxes.

      The Company will pay all transfer taxes, if any, applicable to the transfer of shares of Old Preferred Stock to it or its order pursuant to the Exchange Offer. If, however, shares of New Preferred Stock and/or substitute Old Preferred Stock not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the shares of Old Preferred Stock tendered hereby, or if tendered shares of Old Preferred Stock are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of shares of Old Preferred Stock to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

      Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Old Preferred Stock specified in this letter.

7.	Waiver of Conditions.

      The Company reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

8.	No Conditional Tenders.

      No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Old Preferred Stock, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Old Preferred Stock for exchange.

      Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of shares of Old Preferred Stock nor shall any of them incur any liability for failure to give any such notice.

9.	Mutilated, Lost, Stolen or Destroyed Certificates for Old Preferred Stock.

      Any holder whose certificates representing Old Preferred Stock have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

10.	Withdrawal Rights.

      Tenders of shares of Old Preferred Stock may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

      For a withdrawal of a tender of shares of Old Preferred Stock to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth above prior to 5:00 P.M., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the shares of Old Preferred Stock to be withdrawn (the “Depositor”), (ii) identify the shares of Old Preferred Stock to be withdrawn (including certificate number(s) and the number of shares of such Old Preferred Stock), (iii) contain a statement that such holder is withdrawing his election to have such shares of Old Preferred Stock exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter by which such shares of Old Preferred Stock were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Trustee with respect to the shares of Old Preferred Stock register the transfer of such shares of Old Preferred Stock in the name of the person withdrawing the tender and (v) specify the name in which such shares of Old Preferred Stock are registered, if different from that of the Depositor. If shares of Old Preferred Stock have been tendered pursuant to the procedure for book-entry transfer set forth in Prospectus under “The Exchange Offer — Book-Entry Transfers,” any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn shares of Old Preferred Stock and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any shares of Old Preferred Stock so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no shares of New Preferred Stock will be issued with respect thereto unless the shares of Old Preferred Stock so withdrawn are validly retendered. Any shares of Old Preferred Stock that have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of shares of Old Preferred Stock tendered by book-entry transfer into the Exchange Agent’s account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures set forth in the Prospectus under “The Exchange Offer — Book-Entry Transfers,” such shares of Old Preferred Stock will be credited to an account maintained with the Book-Entry Transfer Facility for the shares of Old Preferred Stock) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn shares of Old Preferred Stock may be retendered by following the procedures described above at any time on or prior to 5:00 P.M., New York City time, on the Expiration Date.

11.	Requests for Assistance or Additional Copies.

      Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter, and requests for Notices of Guaranteed Delivery and other related documents may be directed to the Exchange Agent, at the address and telephone number indicated above.

TO BE COMPLETED BY ALL TENDERING HOLDERS

(See Instruction 5)

PAYOR’S NAME: U.S. BANK NATIONAL ASSOCIATION

SUBSTITUTE FORM W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN: Social Security Number or Employer Identification Number

Department of the Treasury Internal Revenue Service	Part 2 — TIN Applied For ☐

Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT:

(1) the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me),
(2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding and
(3) I am a U.S. person (including a U.S. resident alien).
SIGNATURE OF U.S. PERSON
DATE

You must cross out item (2) of the above certification if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX

IN PART 2 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the exchange, an amount equal to the then applicable backup withholding rate on all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date